EXHIBIT 99.1

NEWS FROM

For more information contact:	For media inquiries:
Patricia K. Moore	David P. Garino
Director, Investor Relations	(314) 982-0551
ESCO Technologies Inc.
(314) 213-7277
ESCO MANAGEMENT WILL PRESENT
AT STEPHENS FALL INVESTMENT CONFERENCE
     St. Louis, MO, November 13, 2007 — ESCO Technologies Inc., (NYSE: ESE) announced today that Victor L. Richey, Chairman and CEO, will make a Company presentation on Wednesday, November 14, at the Stephens Fall Investment Conference in New York City. The presentation will highlight the Company’s operations.
     A live audio webcast of the presentation will be available on the Company’s web site (www.escotechnologies.com) at approximately 7:30 a.m. central time. A replay will remain on the site through November 21. A copy of the visuals presented will also be available on the Company’s web site.
     ESCO, headquartered in St. Louis, is a proven supplier of special purpose communications systems for electric, gas and water utilities, including hardware and software to support advanced metering applications. In addition, the Company provides engineered filtration products to the process, health care and transportation markets world wide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s web site at www.escotechnologies.com.
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